Exhibit 10.2
TEKNIK DIGITAL ARTS, INC.
CONVERTIBLE NOTE PURCHASE AGREEMENT
     THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the ___day of ___, 2006 by and between Teknik Digital Arts, Inc., a Nevada corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and collectively, the “Purchasers”).
RECITALS
     A. The Company desires to issue and sell and each Purchaser, severally and not jointly, desires to purchase a convertible promissory note in substantially the form attached to this Agreement as Exhibit B (the “Note”), which shall be convertible on the terms stated therein into common stock, par value $.001 per share of the Company (“Common Stock”). The Note and the shares of Common Stock upon conversion thereof are collectively referred to herein as the “Securities.”
     B. The Company intends to offer a maximum of $1,500,000 of Securities during the period commencing on May ___, 2006 to July 31, 2006 (the “Offering Period”). The Company and the Placement Agent may, in their sole discretion, extend the Offering Period without notice of such extension to any Purchaser.
AGREEMENT
     In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:
     1. Purchase and Sale of Notes.
          (a) Sale and Issuance of Note. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing (as defined in Section I(b) herein) and the Company agrees to sell and issue to Purchaser a Note in the principal amount specified with respect to such Purchaser on Exhibit A to this Agreement. The purchase price of the Note shall be equal to 100% of the principal amount of such Note. The minimum amount of each Note shall be $50,000 unless otherwise agreed upon between the Company and Girard Securities who is acting as the Placement Agent.
          (b) Closing; Delivery. The purchase and sale of the Note shall take place at the offices of the Company at the Company’s address set forth on the signature page hereto at 11:00 a.m., on the date hereof, or at such other time and place as the Company and each Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to Purchaser the Note against payment of the purchase price therefor by certified or cashiers check or by wire transfer of immediately available funds to a bank account of the Company specified in writing by the Company to the Purchaser.
     2. Stock Purchase Agreement. Purchaser understands and agrees that the conversion of the Note into shares of Common Stock of the Company may require Purchaser’s execution of certain agreements (in form and substance acceptable to Purchaser) relating to the purchase and sale of such securities.
     3. No Security Interest. The indebtedness represented by the Note shall be unsecured.
     4. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that:
          (a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.
          (b) Corporate Power. The Company has now, or will have at the Closing Date, all requisite corporate power to enter into this Agreement and to sell and issue the Securities. This Agreement is the valid and binding obligation of the Company enforceable in accordance with its terms, except as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.
          (c) Subsidiaries. The Company does not control, directly or indirectly, any other corporation, association or business entity.
          (d) Capitalization. The authorized capital stock of the Company is 50,000,000 shares of Common Stock and 10,000,000 of Preferred Stock. As of immediately prior to the Closing, there were issued and outstanding 9,125,000 shares of the Company’s Common Stock and options and warrants to purchase an aggregate of 3,550,000 shares of Common Stock. All such issued and outstanding shares of Common Stock and Series A Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable. Except as set forth herein, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.
          (e) Corporate Action. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Securities and the performance of the Company’s obligations hereunder and thereunder has been taken or will be taken prior to the Closing.
          (f) Valid Issuance. The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances caused or created by the Company; provided, however, that the

Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.
          (g) Compliance with Articles and Bylaws. The Company is not in violation of any material term of its Articles of Incorporation or Bylaws. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Securities pursuant hereto will not result in any such violation, or be in conflict with or constitute a default under any such term.
          (h) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.
          (i) Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement, or the offer, sale or issuance of the Securities, except, if required, filings or qualifications under the applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained.
          (j) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital and general corporate purposes.
          (k) No Breach of Material Agreements. The Company has not breached, nor does the Company have any knowledge of any claim or threat that the Company has breached, any term or condition of any agreement which is material to the Company’s business or operations (“Material Agreement”). Each Material Agreement is in full force and effect and, to the Company’s knowledge, no other party to such Material Agreement is in default thereunder.
          (l) Disclosure Documents. The Company has delivered to Purchaser, the Company’s balance sheets, and statements of operations of the Company for the last 3 quarterly reports (10Q) and the most recent Annual Filing (10K), such financial statements being collectively referred to herein as the “Financial Statements”) and the documents described on Exhibit C attached hereto. Such Financial Statements (i) are in accordance with the books and records of the Company, (ii) are true, correct and complete and present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except, with respect to the unaudited financials, for the omission of notes thereto and normal year-end audit adjustments.
          (m) C Corporation. The Company is and has been since its inception, a C corporation for Federal and state income tax purposes.

          (n) Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary to the Company’s business as now conducted and as presently contemplated to be conducted without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.
          (o) Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.
          (p) Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.
          (q) Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.
          (r) Permits. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
     5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:
          (a) Purchase Entirely for Own Account. The Securities to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser has not been formed for the specific purpose of acquiring any of the Securities.
          (b) Knowledge. Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.
          ( c) Restricted Securities. Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors’ Rights Agreement with respect to Registrable Securities. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
          (d) No Public Market. Purchaser understands that no public market now exists for any of the Notes issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities. Although there is currently a public market for the Company’s Common Stock, there can be no assurance that a public market will exist for the shares of the Company’s Common Stock to be issued upon conversion of the Notes and registration of such shares or at the time that such shares would otherwise be freely tradeable.

          (e) Legends. Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:
               (i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAYBE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
               (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.
          (f) Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
     6. Conditions of the Purchasers’ Obligations at Closing. The obligations of Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
          (a) Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
          (b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.
          (c) Execution of Registration Rights Agreement. The Company will execute the Registration Rights Agreement as referenced in Section 8 below.
     7. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
          (a) Representations and Warranties. The representations and warranties of Purchaser contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
          (b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

     8. Registration Rights. The Company agrees with each Purchaser to grant such Person registration rights for the shares of Common Stock to be issued upon conversion of the Notes. Specifically, the Company agrees to register such shares within 120 days from the close of all sales of the Notes under this Agreement and for each month or portion thereof that the Company fails to register the shares according to the foregoing, the Company shall pay a penalty to each Note holder of 1 % of the principal outstanding balance of each Note as set forth in the Registration Rights Agreement that is attached as Exhibit D. The Company and each Purchaser agrees to execute the original of the form of the attached Registration Rights Agreement at Closing.
     9. Miscellaneous.
          (a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          (b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of law.
          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
          (f) Commissions and Finder’s Fee.
               (i) Purchaser Commissions. Each Purchaser represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible.

               (ii) Company Commissions. The Company represents that it is obligated to pay Girard Securities, as Placement Agent, a cash commission of 10% of the gross proceeds of the sale of the Notes, reimburse the Placement Agent for its expenses associated with selling the Notes, has issued to the Placement Agent warrants to purchase 250,000 shares of the Company’s common stock at $.75 per share and will issue additional warrants to the Placement Agent to purchase.5 shares of common stock at $.75 per share for each $1.00 of Notes sold up to an additional 250,000 shares of common stock. The exercise price of all warrants will be adjusted if the Company obtains any financing below $.75 per share. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
          (g) Amendments and Waivers. Any term of this Agreement may only be amended with the written consent of the Company and the holders of at least a majority in interest of the Notes. Any amendment or waiver effected in accordance with this Section 8(g) shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.
          (h) Severabilitv. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
          (i) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled. Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.
[Remainder of Page Intentionally Blank; Signature Pages Follow]

     The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

TEKNIK DIGITAL ARTS, INC.

By:

Name:

Title:

Address:

Facsimile Number:

COMPANY SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

PURCHASER:

PURCHASER SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

Exhibit A	—	Schedule of Purchasers

Exhibit B	—	Form of Convertible Promissory Note

Exhibit C	—	List of Documents Provided to Purchaser

Exhibit D	—	Registration Rights Agreement

EXHIBIT A
SCHEDULE OF PURCHASERS

Name, Address and	Original Principal
Facsimile Number of Purchaser	Amount of Note

EXHIBIT B
FORM OF CONVERTIBLE PROMISSORY NOTE

EXHIBIT C
SCHEDULE OF DOCUMENTS PROVIDED TO PURCHASER

EXHIBIT D
REGISTRATION RIGHTS AGREEMENT